                                                                    EXHIBIT 23.B




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements on Form S-8 (numbers 33-44575; 33-29174; 2-95271; 2-51637; 2-54043; 2-59535; 2-68747; 2-78831;
33-55083-01; 33-55083-02) of our report dated May 12, 1995, included as an exhibit to the 3333 Holding Corporation and Subsidiary and Centex Development Company, L.P. Annual Report on Form 10-K for the year ended March 31, 1995 and to all references to our firm included in these registration statements.





ARTHUR ANDERSEN LLP

Dallas, Texas,
   June 2, 1995